Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of March 5, 2023 (the “Agreement Date”), by and among (a) Adaptimmune Therapeutics PLC (“Parent”), a public company limited by shares incorporated in England and Wales, (b) TCR2 Therapeutics Inc. (the “Company”), a Delaware corporation and (c) [STOCKHOLDER] (the “Stockholder”). Each of Parent, the Company and the Stockholder are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.              Concurrently with the execution and delivery of this Agreement, Parent, the Company and CM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) in substantially the form attached hereto as Exhibit B.

B.               As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of (including through the exercise of any Company Options or Company Restricted Stock Units) after the Agreement Date, the “Covered Shares”).

C.               As an inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement with respect to the Covered Shares, and the Stockholder desires to enter into this Agreement to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.               Agreement to Vote the Covered Shares; Appointment of Proxy

1.1.           Agreement to Vote. Until the earliest to occur of (a) the Effective Time, (b) receipt of the Company Stockholder Approval, and (c) such date and time as the Merger Agreement is validly terminated pursuant to Section 8 thereof (as applicable, the “Expiration Time”), at every meeting of the holders of shares of Company Common Stock (the “Company Stockholders”) at which the approval of the Merger Agreement or the Merger is to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy), on or before the fifth (5th) business day prior to any meeting of the Company Stockholders, all of the Stockholder’s Covered Shares in accordance with the Company Recommendation.

1.2.          Appointment of Proxy. The Stockholder hereby irrevocably appoints the Company and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) the Covered Shares in accordance with Section 1.1 at any meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, at which the matters described in Section 1.1 are to be considered. The Stockholder agrees to duly complete forms of proxy in respect of all of his, her or its Covered Shares, and any other required documents in connection therewith, and cause same to be validly delivered in support of (and indicating that all Covered Shares are voted in favor of approving) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement at the Company Stockholders Meeting and will not withdraw the forms of proxy except as expressly otherwise provided in this Agreement. The obligations of the Stockholder specified in Section 1.1 shall apply whether or not the transactions contemplated by the Merger Agreement, including the Merger, or any other action described above is recommended by the Company Board. The Stockholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. The Stockholder further affirms that the irrevocable proxy is coupled with an interest and is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote such Covered Shares in accordance with Section 1.1 above as instructed by the Company in writing prior to the Expiration Time.

1.3.           Quorum. Until the Expiration Time, at every meeting of the Company Stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

2.                Representations and Warranties of the Stockholder. The Stockholder hereby severally, and not jointly or jointly and severally, represents and warrants as follows:

2.1.          Incorporation; Authorization. If the Stockholder is a corporation or other legal entity, such Stockholder is duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization. The Stockholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

2.2.          Ownership of Subject Securities. The Stockholder is, and, subject to any transfer permitted pursuant to Section 4.1(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Owned Shares set out opposite such Stockholder’s name in Exhibit A, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Stockholder does not own or have any interest in any securities of the Company other than the Owned Shares. The Stockholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

2.3.           Consents. No consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby in connection with (a) the execution and delivery by the Stockholder and enforcement against the Stockholder of this Agreement, or (b) the consummation of any transactions by the Stockholder provided for herein.

(a)            No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any provision of this Agreement shall (a) conflict with or violate any organizational documents of the Stockholder, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Stockholder or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Stockholder is bound.

(b)           Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Stockholder, or any of the Owned Shares of the Stockholder, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Stockholder, or any of the Owned Shares of the Stockholder.

(c)            No Commitment. None of the Owned Shares held by the Stockholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Stockholder to perform the Stockholder’s obligations with respect to such Owned Shares as set out in this Agreement.

3.                Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

3.1.           Incorporation; Authorization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

3.2.          No Conflicts. Neither the execution and delivery of this Agreement by the Company nor compliance by the Company with any provision of this Agreement shall (a) conflict with or violate the certificate of incorporation, by-laws or other charter documents of the Company, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Company or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Company is bound.

3.3.           Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Company, or any securities of the Company, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Company, or any securities of the Company.

4.                Miscellaneous.

4.1.           No Transfer of Covered Shares[; Lock-Up.]

(a)            Prior to the Expiration Time, the Stockholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, offer to transfer or consent to any transfer or enter into any contract, option or other agreement or understanding with respect to the transfer of any or all of such Stockholder’s Covered Shares, or (ii) take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing in this Section 4.1(a) shall prohibit a transfer of Covered Shares (w) with the prior written consent of Parent, (x) to any member of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, or otherwise for estate planning purposes, (y) by will or under the laws of intestacy upon the death of a Stockholder, (z) pursuant to a qualified domestic order, (aa) to any charitable organization or (bb) by effecting a “net exercise” of a Company Option or a “net settlement” of a Company Restricted Stock Unit in which the Company holds back shares of Company Common Stock otherwise issuable (but not the sale of already-owned shares of Company Common Stock) either to pay the exercise price upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit, in each case as permitted pursuant to the terms of any Company Benefit Plan and (cc) any Stockholder that is an entity may transfer Covered Shares to any Affiliate of such Stockholder or to one or more partners or members of Stockholder; provided, further, that a transfer referred to in the foregoing clauses of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

(b)            [At the Effective Time, the Stockholder shall enter into a Lock-Up Agreement in substantially the form attached hereto as Exhibit C.]

4.2.           Non-Solicitation. From and after the date hereof until the Expiration Time, the Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement.

4.3.           Further Assurances. From time to time, at Parent’s or the Company’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement.

4.4.           Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Section 4.6 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.

4.5.           Capacity as a Stockholder. Notwithstanding anything in this Agreement to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity (including, if applicable, in such Stockholder’s capacity as a director or officer of the Company) and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall in any way restrict a Stockholder that is director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of the Company.

4.6.          Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 8.5 (Amendment), Section 9.2 (Notices), Section 9.4 (Governing Law), Section 9.6 (Counterparts and Signature), Section 9.9 (Enforcement) and Section 9.11 (Waiver of Jury Trial).

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ADAPTIMMUNE THERAPEUTICS PLC

By:
Name: Adrian Rawcliffe
Title: Chief Executive Officer

TCR[2] THERAPEUTICS INC.

By:
Name: Garry E. Menzel
Title: President and Chief Executive Officer

[STOCKHOLDER]

[Signature Page to Company Voting Agreement]